UMPQUA HOLDINGS CORPORATION 2nd Quarter 2018 Earnings Conference Call Presentation July 19, 2018

Forward-looking Statements This presentation includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward- looking statements and we undertake no obligation to update any such statements. In this presentation we make forward- looking statements about corporate initiatives and the related savings & restructuring charges, store consolidations and facilities optimization and related costs and savings, and indirect auto wind down. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation, prolonged low interest rate environment; the effect of interest rate increases on the cost of deposits; unanticipated weakness in loan demand or loan pricing; deterioration in the economy; lack of strategic growth opportunities or our failure to execute on those opportunities; our inability to effectively manage problem credits; our inability to successfully implement efficiency and operational excellence initiatives on time and in amounts projected; our ability to successfully develop and market new products and technology; and changes in laws or regulations. 2

Q2 2018 Highlights (compared to Q1 2018)  Net earnings available to common shareholders of $67.8 million, or $0.31 per diluted common share  Organization simplification and design complete, results include pre-tax restructuring charges of $8.2 million  Quarterly loan and lease growth of $379.4 million, or 8% annualized, and deposit growth of $637.7 million, or 13% annualized  Net interest income increased by $4.1 million, or 2%, attributable to the strong growth in loans and leases and the benefit from increases in short-term interest rates  Provision for loan and lease losses decreased by $0.3 million, driven primarily by lower net charge-offs, which decreased by four basis points to 0.22% of average loans and leases (annualized)  Non-interest income decreased by $6.9 million, reflecting $10.5 million linked quarter negative fair value change of the MSR asset, partially offset by higher net revenue from the origination and sale of residential mortgages  Non-interest expense increased by $9.5 million, driven primarily by higher restructuring charges and higher mortgage banking-related expense, consistent with the increase in mortgage originations  Non-performing assets to total assets increased by one basis point to 0.34%  Estimated total risk-based capital ratio of 13.7% and estimated Tier 1 common to risk weighted assets ratio of 10.8%  Declared quarterly cash dividend of $0.20 per common share  Repurchased 327,000 shares of common stock for $8.0 million 3

Umpqua Next Gen: Operational Excellence Update

Operational and Back Office Efficiency Review

- Engaged The Boston Consulting Group to help identify and implement
- Focused on non-customer facing areas
- Organizational simplification and design complete, procurement underway
- Stronger financial performance and improved profitability
- Better customer experience
- **Phase I savings** increase ROATCE goals to >15.0% in "flat rate" scenario and >17.5% in "moderately increasing" rate scenario (2)

Financial Targets

- **Phase I**
  - $18 - $24 million in annual run-rate savings, or 6% - 8% (1)
    - $12 - $16 million annual run-rate savings achieved by Q4 2018
    - 100% run-rate savings achieved by mid-2019
  - $8.2 million in restructuring charges (severance, professional fees) in Q2 2018, with $2-3 million planned in both Q3 2018 and Q4 2018

- **Phase II**
  - Additional $6 - $12 million in annual run-rate savings, or 2% - 4% (1)
  - Run-rate savings achieved by end of 2019
  - ~$1-2 million in restructuring charges planned in both Q3 2018 and Q4 2018
  - Additional costs to achieve to be determined

Workstreams

- **Phase I**
  - Organizational simplification and design — **Complete**
  - Procurement — **Under way**

- **Phase II**
  - Real-estate optimization — **2019**
  - Technology simplification — **2019**
  - Commercial end-to-end journey redesign — **Q3 / Q4 2018**
  - Other end-to-end journey redesign — **2019**

(1) Percentage savings calculated off of $300 million in back-office and operations expense base.
(2) ROATCE goals as presented in the 4Q 2017 earnings call slide presentation on January 24, 2018.

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UMPQUA BANK

Selected Ratios

		For the quarter ended				
		Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017
Performance	Return on average assets	1.04%	1.23%	1.27%	0.96%	0.92%
	Return on average tangible assets	1.12%	1.32%	1.36%	1.04%	0.99%
	Return on average common equity	6.74%	7.84%	8.12%	6.10%	5.76%
	Return on average tangible common equity	12.27%	14.30%	14.90%	11.23%	10.67%
	Efficiency ratio - consolidated	65.31%	61.56%	65.99%	63.43%	64.71%
	Net interest margin - consolidated	3.93%	3.96%	3.88%	3.94%	3.91%
Credit Quality	Non-performing loans and leases to loans and leases	0.40%	0.37%	0.43%	0.39%	0.29%
	Non-performing assets to total assets	0.34%	0.33%	0.37%	0.30%	0.23%
	Net charge-offs to average loans and leases (annualized)	0.22%	0.26%	0.25%	0.20%	0.22%
Capital	Tangible common equity to tangible assets [1]	8.93%	9.13%	9.18%	9.07%	9.12%
	Tier 1 common to risk-weighted asset ratio [2]	10.8%	11.0%	11.1%	11.1%	11.2%
	Total risk-based capital ratio [2]	13.7%	13.9%	14.1%	14.2%	14.3%

> [1] Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.

> [2] Capital ratio estimated for current quarter, pending completion and filing of regulatory reports.

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UMPQUA BANK

Summary Income Statement Quarter ended ($ in millions except per share data) Q2 2018 Q1 2018 Q2 2017 Net interest income before provision $ 227.3 $ 223.2 $ 212.1 Provision for loan and lease losses 13.3 13.7 10.7 Net interest income after provision 214.0 209.6 201.4 Non-interest income 71.7 78.6 71.1 Non-interest expense 195.6 186.1 184.0 Income before provision for income taxes 90.1 102.0 88.5 Provision for income taxes 22.3 24.4 31.7 Net income 67.8 77.7 56.8 Dividends and undistributed earnings allocated to participating securities 0.0 0.0 0.0 Net earnings available to common shareholders $ 67.8 $ 77.7 $ 56.8 Earnings per share - diluted $0.31 $0.35 $0.26 > Note: tables may not foot due to rounding. 6

Net Interest Income and Margin (in millions) $227.3 6.00% $220.5 $220.6 $223.2 $220 $212.1 5.50% 5.00% $200 4.50% $180 3.94% 3.88% 3.96% 3.93% 3.91% 4.00% $160 3.50% 3.00% $140 2.50% $120 2.00% $100 1.50% Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Net interest income Net interest margin Adjusted 3.78% 3.78% NIM (1) 3.79% 3.86% 3.81% > (1) Net interest margin, excluding interest income related to credit discount from Sterling deal and related to 310-30 covered loan PIFs 7

Provision for Loan and Lease Losses (in millions) Provision for Loan and Lease Losses $16 $14 $12 $10 $8 $13.7 $12.9 $13.3 $6 $12.0 $10.7 $4 $2 $0 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 8

Non-interest Income (in millions) $90 $78.6 $80 $75.4 $71.1 $70.5 $71.7 $70 $15.0 $15.8 $15.5 $15.4 $15.5 $60 $4.2 $3.8 $3.9 $4.2 $4.2 $50 $40 $33.4 $38.4 $33.9 $33.2 $30 $42.1 $2.0 $2.1 $20 $2.1 $2.1 $1.2 $1.3 $3.3 $8.0 $10 $2.0 $17.6 $15.4 $12.4 $12.3 $3.7 $0 $3.0 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Other (1) Gain on loan sales BOLI income Residential mortgage banking revenue, net Brokerage revenue Service charges > (1) Includes other income, gains or losses on investment securities, unrealized holding losses on equity securities not held for trading, and losses on junior subordinated debentures carried at fair value. 9 > Note: tables may not foot due to rounding.

Mortgage Banking (in millions) Closed mortgage volume $1,400 $1,230 $1,227 $1,200 $1,116 $1,134 $1,000 $925 $800 $918 $891 $850 $839 $600 $687 $400 $200 $312 $336 $266 $238 $295 $0 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Portfolio For Sale Gain on sale margin 4.50% 4.00% 3.68% 3.53% 3.51% 3.35% 3.50% 3.32% 3.00% 2.50% 2.00% Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 > Note: tables may not foot due to rounding. 10

Non-interest Expense Non-interest Expense and Efficiency Ratio Non-interest Expense Bridge (in millions) $(1.3) $195.6 (in millions) $(2.6) $205.0 130.0% $(4.1) $195.6 $(4.7) $195.0 $192.8 120.0% $188.4 $184.0 $186.1 $186.1 $185.0 110.0% $2.2 $1.0 $175.0 100.0% $165.0 90.0% $155.0 80.0% 64.7% 66.0% 65.3% $145.0 63.4% 61.6% 70.0% $135.0 60.0% $125.0 50.0% $115.0 40.0% (1) (1) Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Non-interest expense Efficiency ratio (1) Restructuring charges related to organization simplification and design and procurement phases of Umpqua Next Gen totaled $3.5 million and $8.2 million, respectively, in Q1 2018 and Q2 2018. 11

Selected Balance Sheet ($ in millions) Q2 2018 Q1 2018 Q2 2017 Total assets $          26,533.2 $           25,875.6 $           25,257.8 Interest bearing cash and temporary investments                   488.5                    264.5                    295.9 Investment securities available for sale, fair value                2,854.4                 2,947.4                 3,132.6 Loans and leases, gross             19,694.0              19,314.6              18,321.1 Allowance for loan and lease losses                  (144.6)                   (141.9)                   (136.9) Goodwill and other intangibles, net                1,814.7                 1,816.2                 1,821.2 Deposits             20,744.5              20,106.9              19,460.0 Securities sold under agreements to repurchase                   273.7 292.                   0                    330.2 Term debt                   801.7                    801.9                    852.2 Total shareholders' equity                4,021.6                 4,013.9                 3,958.8 Ratios: Loan to deposit ratio 94.9% 96.1% 94.1% Book value per common share $18.26 $18.21 $17.98 Tangible book value per common share (1) $10.02 $9.97 $9.71 Tangible common equity to tangible assets  (1) 8.93% 9.13% 9.12% > (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation. 12

Loan and Deposit Growth (in billions) Loans and Leases (Gross) As of Jun 30, 2018 $19.1 $19.7 3% Non-owner occupied term CRE $16.9 $17.5 Owner occupied term CRE $15.3 6% Multifamily 18% Commercial construction 17% $7.7 13% Residential development $6.5 $7.2 $6.4 Commercial term 6% Commercial lines of credit & other 6% Leases & equipment finance 16% 11% Mortgage Home equity lines & loans 1% 3% Consumer & other (in billions) Total Deposits $20.7 As of Jun 30, 2018 $19.0 $19.9 $16.9 $17.7 Demand, non-interest 19% bearing $9.4 $9.2 $9.4 $9.1 Demand, interest bearing 33% 7% Money market Savings 30% 11% Time 13

Credit Quality Non-performing assets to total assets Net charge-offs to average loans and leases (annualized) 1.00% 1.00% 0.80% 0.80% 0.60% 0.60% 0.37% 0.30% 0.33% 0.34% 0.40% 0.40% 0.25% 0.26% 0.23% 0.20% 0.22% 0.22% 0.20% 0.20% 0.00% 0.00% Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Allowance for loan and lease losses to loans and leases 1.00% 0.80% 0.75% 0.75% 0.60% 0.74% 0.73% 0.73% 0.40% 0.20% 0.00% Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 14

Prudent Capital Management > All regulatory capital ratios remained in excess of well-capitalized and internal policy limits > Focused on prudently managing capital • Quarterly dividend of $0.20 per share, ~3.6% current dividend yield • Q2 total payout ratio of 77% Q2 2018 Capital Ratios (1) 13.7% 10.8% 10.8% 8.9% 9.3% Tangible Common Tier 1 Leverage Tier 1 Common Risk Based Tier 1 Risk Based Total Risk Based Equity/Tangible Assets > (1) Regulatory capital ratios are estimates pending completion and filing of the Company’s regulatory reports. 15

Appendix – Non-GAAP Reconciliation

Non-GAAP Reconciliation – Tangible Book Value 17

Thank you